Exhibit 99.1

News Release

RSP Permian, Inc. Announces Public Offering of Common Stock

Dallas, Texas — August 6, 2014 — RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) today announced the commencement of an underwritten public offering of 5,000,000 shares of its common stock by the Company and 7,000,000 shares of its common stock by the selling stockholders named in the registration statement on Form S-1 filed previously with the Securities and Exchange Commission (the “SEC”).  The Company and certain of the selling stockholders will also grant the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of the Company’s common stock from the Company and such selling stockholders, pro rata, if the underwriters sell more than 12,000,000 shares of the Company’s common stock to cover overallotments.

The Company expects to use the proceeds from this offering to repay amounts drawn under its revolving credit facility. The Company may at any time reborrow amounts repaid under its revolving credit facility, and expects to do so to fund a portion of several pending acquisitions in Glasscock County, Texas. The Company will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Barclays, RBC Capital Markets, Raymond James, Tudor, Pickering, Holt & Co. and UBS Investment Bank will act as joint book-running manager for this offering.

The registration statement pursuant to which this offering will be made has been filed with the SEC, but has not yet become effective.  The securities described therein may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.  The registration statement is available on the SEC’s website at www.sec.gov under the registrant’s name, “RSP Permian, Inc.”

This offering will be made only by means of a written prospectus.  A copy of the preliminary prospectus for the offering may be obtained, when available, on the website of the Securities and Exchange Commission, www.sec.gov, or from:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 barclaysprospectus@broadridge.com Toll-Free: 1-888-603-5847	RBC Capital Markets, LLC Attn: Equity-Linked Syndicate 3 World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281-8098 equityprospectus@rbccm.com Toll-Free: 1-877-822-4089

Raymond James Attn: Prospectus Department 880 Carillon Parkway St. Petersburg, FL 33716 prospectus@raymondjames.com Toll-Free: 1-800-248-8863	Tudor, Pickering, Holt & Co. Attn: Prospectus Department Heritage Plaza 1111 Bagby, Suite 5100 Houston, TX 77002 Telephone: (713) 333-7100	UBS Investment Bank Attn: Prospectus Department 299 Park Avenue New York, NY 10171 Toll-Free: 1-888-827-7275

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities described in the registration statement or the prospectus in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of our acreage is located on large, contiguous acreage blocks in the core of the Midland Basin, a sub-basin of the Permian Basin, primarily in the adjacent counties of Midland, Martin, Andrews, Glasscock, Dawson and Ector.  The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP.”  For more information, visit www.rsppermian.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that RSP assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of RSP. Information concerning these risks and other factors can be found in RSP’s filings with the SEC, including its Form 10-K, which can be obtained free of charge on the SEC’s web site located at http://www.sec.gov. RSP undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:

Scott McNeill

Chief Financial Officer

214-252-2700

Investor Relations:

IR@rsppermian.com

214-252-2790

Source: RSP Permian, Inc.